                                                                    EXHIBIT 10.8

                          SUBORDINATED PROMISSORY NOTE
                          ----------------------------

          THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS

                               NMT MEDICAL, INC.

                     10.101% SUBORDINATED PROMISSORY NOTE
                            DUE SEPTEMBER 30, 2003

$6,000,000                                                    New York, New York
                                                              as of July 8, 1998

          FOR VALUE RECEIVED, the undersigned, NMT MEDICAL, INC. (f/k/a Nitinol Medical Technologies, Inc.), a Delaware corporation (the "Borrower") hereby promises to pay to the order of Whitney Subordinated Debt Fund, L.P. ("WSDF"), a Delaware limited partnership, or its registered assigns (the "Holder"), the principal sum of SIX MILLION DOLLARS ($6,000,000) on September 30, 2003 (the "Maturity Date"), with interest thereon from time to time as provided herein.

     1.   Purchase Agreement.  This Subordinated Promissory Note (the "Note") is
          ------------------
issued by the Borrower, as of the date hereof, pursuant to the Subordinated Note and Common Stock Purchase Agreement, dated as of July 8, 1998, by and among the Borrower, WSDF and, for certain purposes, J. H. Whitney & Co., as amended by Amendment No. 1 thereto dated April 14, 1999 and Amendment No. 2 thereto dated as of September 13, 1999 (as so amended, the "Purchase Agreement"). This Note, together with all other notes issued pursuant to paragraph 12 hereof are hereinafter referred to as the "Notes." The Holder is entitled to the benefits of this Note and the Purchase Agreement, as it relates to the Note, and may enforce the agreements of the Borrower contained herein and therein and exercise the remedies provided for hereby and thereby or otherwise available in respect hereto and thereto. Capitalized terms used herein without definition are used herein with the meanings ascribed to such terms in the Purchase Agreement.

     2.   Interest.  The Borrower promises to pay interest on the principal
          --------
amount of this Note at the rate of 10.101 % per annum. The Borrower shall pay accrued interest quarterly on each March 31, June 30, September 30 and December 31 of each year or, if any such date shall not be a Business Day, on the next succeeding Business Day to occur after such date (each date upon which interest shall be so payable, an "Interest Payment Date"), beginning on September 30, 1998; provided, however, that notwithstanding anything to the
                    --------  -------
contrary contained herein or in the Purchase Agreement, the interest accruing under this Note in respect of the quarterly periods ending September 30, 1998, December 31, 1998 and March 31, 1999 (other than additional interest incurred upon and during the occurrence of an Event of Default) shall be satisfied as specified in Section 8.10 of the Purchase Agreement, provided further that
                                                     -------- -------
interest accruing under this Note in respect of the period beginning July 1, 1999 and ended September 13, 1999 shall be paid on September 13, 1999. Interest on this Note shall be paid by wire transfer of immediately available funds to an account at a bank designated by the Holder. Interest on this Note shall accrue from the date of issuance until repayment of the principal and payment of all accrued interest in full. Interest shall accrue and be computed on the basis of a 360-day year of twelve 30-day months. Notwithstanding the foregoing provisions of this Section 2, but subject to applicable law, any overdue principal of and overdue interest on this Note shall bear interest, payable on demand in immediately available funds, for each day from the date payment thereof was due to the date of actual payment, at a rate equal to the rate of interest otherwise in effect pursuant to the first sentence of this Section 2 plus 2% per annum,
                                                           ----
and, upon and during the occurrence of an Event of Default (as hereinafter defined) (other than an Event of Default pursuant to Section 6(a)(ii) of this
Note), this Note shall bear interest, from the date of the occurrence of such Event of Default until such Event of Default is cured or waived, payable on demand in immediately available funds, at a rate equal to the rate of interest otherwise in effect pursuant to the first sentence of this Section 2 plus 2% per annum. Subject to applicable law, any interest that shall accrue on overdue interest on this Note as provided in the preceding sentence and shall not have been paid in full on or before the next Interest Payment Date to occur after the Interest Payment Date on which the overdue interest became due and payable shall itself be deemed to be overdue interest on this Note to which the preceding sentence shall apply. In the event that any interest rate provided for herein shall be determined to be unlawful, such interest rate shall be computed at the highest rate permitted by applicable law. Any payment by the Borrower of any interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the principal of this Note without prepayment premium or penalty.

     3.   Mandatory Payment.
          -----------------

          (a) Secondary Public Offering.  Subject to the Holder having obtained
              -------------------------
such consent as is required pursuant to Section 7(c) hereof and to the other provisions of Section 7 hereof, upon the consummation of a Secondary Public Offering (as hereinafter defined), the Borrower shall prepay the outstanding principal amount of this Note (together with interest accrued and unpaid thereon), within 5 Business Days after receipt by the Borrower of the proceeds of such Secondary Public Offering. For the purposes hereof, "Secondary Public Offering" means the sale by the Borrower of its capital stock pursuant to a registration statement on Form S-1, Form S-3 or otherwise under the Securities Act in which the issuer receives Net Cash Proceeds equal to or in excess of $25 million. For the purposes hereof, "Net Cash Proceeds" means (x) the cash proceeds in respect of a Secondary Public Offering minus (y) brokerage
                                                   -----
commissions or underwriting fees and other fees and expenses (including, without limitation, fees, charges and disbursements of counsel) relating to such Secondary Public Offering.

          (b) Change of Control.  Subject to the Holder having obtained such
              -----------------
consent as is required pursuant to Section 7(c) hereof and to the other provisions of Section 7 hereof, upon a Change of Control (as hereinafter defined), the Borrower shall prepay the outstanding principal amount of this Note (together with interest accrued and unpaid thereon), within 5 Business Days after the occurrence of such Change of Control. For the purposes hereof, "Change of Control" means (i) any transaction or series of transactions in which any Person or group, other than WSDF, Whitney Equity Partners, L.P., the Borrower or any affiliates of the foregoing becomes the beneficial owner of 50% or more of the then outstanding capital stock of the Borrower or of any Subsidiary of the Borrower, the operations of which in the reasonable judgment of the Holder would constitute a material part of the business or operations of the Borrower and all of its Subsidiaries, taken as a whole, (ii) the sale of all or substantially all of the assets of the Borrower or any Subsidiary of the Borrower, the operations of which in the reasonable judgment of the Holder would constitute a material part of the business or operations of the Borrower and all of its Subsidiaries, taken as a whole, (iii) the liquidation of the Borrower, or
(iv) the combination of the Borrower or of any Subsidiary of the Borrower, the operations of which in the reasonable judgment of the Holder would constitute a material part of the business or operations of the Borrower and all of its Subsidiaries, taken as a whole, with another entity, as a result of which (A) the shareholders of Borrower or any of its Subsidiaries hold less than 50% of the total of all voting shares outstanding or (B) directors of the Borrower or any of its Subsidiaries constitute less than a majority of the Board of Directors of the combined entity; provided, however, that any of the events
                                  --------  -------
described in subdivisions (i), (ii) or (iv) as applied to a Subsidiary of the Borrower shall be a Change in Control only if such event is also an Event of Default.

          (c) Notice.  The Borrower shall give written notice to the Holder of
              ------
the existence of an event giving rise to any potential mandatory prepayment pursuant to this Section 3 at least 5 Business Days prior to the date of such prepayment. Such notice shall be given in the manner specified in Section 11.3 of the Purchase Agreement.

     4.   Optional Prepayment.
          -------------------

          (a) Upon notice given to the Holder as provided in Section 4(b), and subject to the Borrower obtaining such consent as is required pursuant to
Section 7(c) hereof and to the other provisions of Section 7 hereof, the Borrower, at its option, may prepay all or any portion of this Note at any time, by paying an amount equal to the outstanding principal amount of this Note, or the portion of this Note called for prepayment, together with interest accrued and unpaid thereon to the date fixed for prepayment, together with costs and expenses (including, without limitation, reasonable fees, charges and disbursements of counsel), if any, associated with such prepayment, without penalty or premium; provided, however, each prepayment of less than the full
                    --------  -------
outstanding principal balance of the Note shall be in an aggregate principal amount of $500,000 or a whole multiple thereof.

          (b) The Borrower may give written notice of prepayment of this Note or any portion thereof not less than 10 nor more than 30 days prior to the date fixed for such prepayment. Such notice of prepayment shall be given in the manner specified in Section 11.3 of the Purchase Agreement. Upon notice of prepayment being given by the Borrower, the Borrower covenants and agrees that it will prepay, on the date therein fixed for prepayment, this Note or, if applicable, the portion hereof so called for prepayment at the outstanding principal amount thereof of the portion thereof so called for prepayment, together with interest accrued and unpaid thereon to the date fixed for such prepayment, together with the costs and expenses referred to in Section 4(a) or 4(c).

          (c) All optional prepayments under this Section 4 shall include payment of accrued and unpaid interest on the principal amount so prepaid and shall be applied first to all costs, expenses and indemnities payable under the Purchase Agreement, then to payment of default interest, if any, then to payment of accrued interest, and thereafter to principal.

     5.   Amendment.  Amendments and modifications of this Note may be made only
          ---------
in the manner provided in Section 11.6 of the Purchase Agreement.

     6.   Defaults and Remedies.
          ---------------------

          (a) Events of Default.  An "Event of Default" shall occur if
              -----------------

               (i) the Borrower shall default in the payment of the principal of this Note, when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise; or

               (ii) the Borrower shall default in the payment of any installment of interest on this Note according to its terms, when and as the same shall become due and payable and such default shall continue for a period of five days; or

               (iii) the Borrower shall default in the due observance or performance of any covenant to be observed or performed pursuant to Sections 8.1, 8.2(a), 8.3 (except to the extent otherwise covered in Sections 6(a)(i) and 6(a)(ii) above), 8.7, 8.9 or Article 9 of the Purchase Agreement; or

               (iv) the Borrower or any of its Subsidiaries shall default in the due observance or performance of any other material covenant, condition or agreement on the part of the Borrower, its parent or any of its Subsidiaries to be observed or performed pursuant to the terms hereof or pursuant to the terms of the Purchase Agreement or any of the Transaction Documents (other than those referred to in clauses
          (i), (ii) or (iii) of this Section 6(a)), and such default shall continue for 30 days after the earlier of (A) the date the Borrower is required pursuant to the Transaction Documents or otherwise to give notice thereof to the Holder (whether or not such notice is actually given) or (B) the date of written notice thereof, specifying such default and, if such default is capable of being remedied, requesting that the same be remedied, shall have been given to the Borrower by the Holder; or

               (v) any representation, warranty or certification made by or on behalf of the Borrower or its Subsidiaries in the Purchase Agreement, this Note, the Transaction Documents or in any certificate or other document delivered pursuant hereto or thereto shall have been incorrect in any material respect when made; or

               (vi) any event or condition shall occur that results in (A) the acceleration of the maturity of any Indebtedness of the Borrower or any of its Subsidiaries, or (B) a default of any Indebtedness of the Borrower or any of its Subsidiaries, in either case in a principal amount aggregating $1,000,000 or more; or

               (vii) any uninsured damage to or loss, theft or destruction of any assets of the Borrower or any of its Subsidiaries shall occur that is in excess of $250,000; or

               (viii) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (a) relief in respect of the Borrower or any of its Subsidiaries, or of a substantial part of their property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries, or for a substantial part of their property or assets, or (c) the winding up or liquidation of the Borrower or any of its Subsidiaries; and in each case such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall be entered; or

               (ix) the Borrower or any of its Subsidiaries shall (a) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph
          (viii) of this Section 6(a), (c) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries, or for a substantial part of their property or assets,
          (d) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (e) make a general assignment for the benefit of creditors, (f) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (g) take any action for the purpose of effecting any of the foregoing; or

               (x) one or more judgments for the payment of money in an aggregate amount in excess of $100,000 (to the extent not covered by insurance) shall be rendered against the Borrower or any of its Subsidiaries and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any of its Subsidiaries to enforce any such judgment; or

               (xi) any guaranty given by a Guarantor shall at any time after its execution and delivery and for any reason cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Guarantor or any Guarantor shall deny it has any further liability or obligation thereunder; or

               (xii) the Guarantee and Collateral Agreement shall at any time after its execution and delivery and for any reason cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Borrower or any Guarantor or the Borrower or any Guarantor shall deny it has any further liability or obligation under such Agreement or the Borrower or any Guarantor shall fail to perform any of its obligations thereunder.

          (b)  Acceleration.  If an Event of Default occurs under Section
              ------------
6(a)(viii) or (ix), then the outstanding principal of and all accrued interest on this Note shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. If any other Event of Default occurs and is continuing the Holder, by written notice to the Borrower may declare the principal of and accrued interest on this Note to be immediately due and payable. Upon such declaration, such principal and interest shall become immediately due and payable. The Holder shall rescind an acceleration and its consequences if all existing Events of Default have been cured or waived, except nonpayment of principal or interest that has become due solely because of the acceleration, and if the rescission would not conflict with any judgment or decree. Any notice or rescission shall be given in the manner specified in Section 11.3 of the Purchase Agreement.

     7.   Subordination.
          -------------

          (a) Anything contained in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note shall be subordinate and junior, to the extent set forth in the following paragraph, to all Senior Indebtedness of the Borrower. "Senior Indebtedness" shall mean the principal of, premium, if any,
            -------------------
and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect hereto, whether or not such interest is an allowed claim under applicable law) on, and all reasonable fees, reimbursement and indemnity obligations, and all other obligations (collectively hereinafter referred to as the "Obligations") arising under or in connection with the Credit Agreements, each dated as of September 13, 1999, among the Borrower, the other borrowers thereunder and Brown Brothers Harriman & Co. (the "U.S. Credit Agreement") and among NMT Neurosciences Implants (France) SA, the other borrower thereunder and Brown Brothers Harriman & Co. (the "French Credit Agreement" and together with the U.S. Credit Agreement, collectively, the "Credit Agreement") and the Guarantee, dated as of September 13, 1999, among the Borrower and the other guarantors thereunder in favor of Brown Brothers Harriman & Co. (the "Guarantee") or any instruments, agreements or documents issued or executed in connection therewith, as the same may be amended from time to time thereafter, together with any Obligations created or incurred in connection with one or more restatements, renewals, extensions, restructurings, refundings, replacements or refinancings of the Credit Agreement or the Guarantee; provided, however, that the aggregate principal amount of Senior
           --------  -------
Indebtedness shall not exceed $13,000,000.

          (A) In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Borrower or its creditors or its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Borrower, whether or not involving insolvency or bankruptcy proceedings, then all Senior Indebtedness shall first be paid in full in cash, before any payment, whether on account of principal, interest or otherwise, is made upon this Note.

          (B) In any of the proceedings referred to in paragraph (A) above, any payment or distribution of any kind or character, whether in cash, property, stock or obligations which may be payable or deliverable in respect of this Note shall be paid or delivered directly to the holders of Senior Indebtedness for application in payment thereof, unless and until all Senior Indebtedness shall have been paid in full in cash and all obligations to provide financial accommodations to the Borrower pursuant to the Credit Agreement shall have been terminated; provided, however, that (i)
                                                     --------  -------
               the Holder may receive securities that are subordinate to the Senior Indebtedness to at least the same extent as this Note if pursuant to such proceedings the distributions to the holders of the Senior Indebtedness in the form of cash, securities or other property, by set-off or otherwise, provide for payment of the full amount of the allowed claim of the holders of the Senior Indebtedness, and (ii) if payment or delivery by the Borrower of cash, securities or other property to the Holder is authorized by an order or decree giving effect, and stating in such order or decree that the effect is given, to the subordination of this Note to the Senior Indebtedness, and made by a court of competent jurisdiction in such proceeding, payment or delivery by the Borrower of such cash, securities or other property shall be made to the Holder in accordance with such order or decree.

          (C) No payment shall be made, directly or indirectly, on account of this Note upon maturity of any Senior Indebtedness, whether as a result of the lapse of time, acceleration or otherwise, unless and until all principal thereof and interest thereon and all other Obligations in respect thereof shall first be paid in full in cash and all obligations to provide financial accommodations to the Borrower pursuant to the Credit Agreement shall have been terminated.

          (D) Upon receipt by the Borrower and the Holder of a Blockage Notice (as defined below), then the Borrower shall not make, directly or indirectly, to the Holder any payment of any kind of or on account of all or any part of this Note and the Holder shall not accept from the Borrower any payment of any kind of or on account of all or any part of this Note prior to the expiration of the Blockage Period (as defined below), unless and until (i) the Senior Default (as defined below) to which the Blockage Notice refers shall have been cured or waived or shall have ceased to exist or (ii) all such Senior Indebtedness shall have been paid in full in cash and all obligations to provide financial accommodations to the Borrower pursuant to the Credit Agreement shall have been terminated; it being understood that (x) in the case of a Blockage Notice which refers to a Nonmonetary Default (as defined below) not more than two (2) such Blockage Notices may be given during any period of 360 days, provided that if such Blockage Notices are given in a manner which creates a continuous Blockage Period, then such continuous Blockage Period shall be limited to 150 days, and (y) if a Blockage Notice which refers to a Senior Payment Default (as defined below) and a Blockage Notice which refers to any Senior Default are given in a manner which creates a continuous Blockage Period, then such continuous Blockage Period shall be limited to 360 days.

               For purposes of this Section 7, the following terms have the meanings specified below:

               "Blockage Notice" shall mean written notice of the occurrence and continuance of a Senior Default delivered to the Borrower and the Holder.

               "Blockage Period" shall mean the period commencing upon the receipt by the Borrower and the Holder of a Blockage Notice and having a duration of:

               (i) 360 days if the Senior Default to which the Blockage Notice refers is a Senior Payment Default; or

               (ii) 120 days if the Senior Default to which the Blockage Notice refers is a Nonmonetary Default.

               "Nonmonetary Default" shall mean an event of default or any event or circumstance (other than a Senior Payment Default) with respect to any Senior Indebtedness permitting (after notice or lapse of time or both if required) one or more holders of such Senior Indebtedness to declare such Senior Indebtedness due and payable prior to the date on which it is otherwise due and payable or to suspend the providing of credit to the Borrower pursuant to any agreements relating to such Senior Indebtedness.

               "Senior Default" shall mean a Senior Payment Default or a Nonmonetary Default.

               "Senior Payment Default" shall mean any default in payment of any principal of, premium, if any, or interest on or any other obligations payable in respect of Senior Indebtedness when the same becomes due and payable (other than at maturity, whether as a result of the lapse of time, acceleration or otherwise).

          (E) As long as any Senior Indebtedness or any obligation to provide financial accommodations to the Borrower pursuant to the Credit Agreement remains outstanding, upon the occurrence of an Event of Default under this Note, the Holder shall not, unless any holder of Senior Indebtedness shall have caused such Senior Indebtedness to become due prior to its stated maturity or any of the proceedings referred to in paragraph (A) above shall have been commenced, demand, receive, retain, sue for or otherwise seek enforcement or collection of any amounts payable on account of principal of or interest on this Note or otherwise take any action against the Borrower to enforce its rights under the Purchase Agreement and this Note or applicable law prior to the expiration of 120 days after written notice of intention to accelerate on account of the occurrence of such Event of Default shall have been given by the Holder to the Borrower and the holders of the Senior Indebtedness (the "Remedy Standstill Period"). Upon the expiration or termination of any Remedy Standstill Period, the Holder may exercise its rights under this Note other than the right to accelerate the maturity date of this Note based upon the occurrence of any Event of Default which has been cured or otherwise remedied during the Remedy Standstill Period.

          (b) Subject to the payment in full in cash of all Senior Indebtedness and the termination of all obligations to provide financial accommodations to the Borrower pursuant to the Credit Agreement, the Holder shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of any kind or character, whether in cash, property, stock or obligations, which may be payable or deliverable to the holders of Senior Indebtedness, until the principal of, and interest on, this Note shall be paid in full in cash, and, as between the Borrower, its creditors other than the holders of Senior Indebtedness, and the Holder, no such payment or distribution made to the holders of Senior Indebtedness by virtue of this Section 7 which otherwise would have been made to the Holder shall be deemed a payment by the Borrower on account of the Senior Indebtedness, it being understood that the provisions of this Section 7 are and are intended solely for the purposes of defining the relative rights of the Holder, on the one hand, and the holder of the Senior Indebtedness, on the other hand. Subject to the rights under this
Section 7 of holders of Senior Indebtedness to receive cash, property, stock or obligations otherwise payable or deliverable to the Holder, nothing herein shall
(i) impair, as between the Borrower and the Holder, the obligation of the Borrower, which is unconditional and absolute, to pay to the Holder the principal hereof and interest hereon in accordance with its terms, or (ii) prevent (except as otherwise specified therein) the Holder from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder, or (iii) affect the relative rights of the Holder and creditors of the Borrower other than holders of Senior Indebtedness.

          (c) If any payment or distribution of any character or any security, whether in cash, securities or other property, shall be received by the Holder in contravention of any of the terms hereof or the Borrower shall prepay all or any portion of this Note in accordance with Section 4 hereof without the Holder having received the prior written consent of the holders of the Senior Indebtedness, in each case before all the Senior Indebtedness obligations have been paid in full in cash and all obligations to provide financial accommodations to the Borrower pursuant to the Credit Agreement have been terminated, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full in cash and, in such event, any such payment or distribution so paid over, delivered or transferred shall not, as between the Borrower and its creditors on the one hand, and the Holder on the other hand, be deemed a payment by Borrower on account of this Note.

          (d) The rights under these subordination provisions of the holders of any Senior Indebtedness as against the Holder shall remain in full force and effect without regard to, and shall not be impaired or affected by:

               (i)    any act or failure to act on the part of the Borrower; or

               (ii) any extension or indulgence in respect of any payment or prepayment of any Senior Indebtedness or any part thereof or in respect of any other amount payable to any holder of any Senior Indebtedness; or

               (iii) any amendment, modification or waiver of, or addition or supplement to, or deletion from, or compromise, release, consent or other action in respect of, any of the terms of any Senior Indebtedness or any other agreement which may be made relating to any Senior Indebtedness; or

               (iv) any exercise or non-exercise by the holder of any Senior Indebtedness of any right, power, privilege or remedy under or in respect of such Senior Indebtedness or these subordination provisions or any waiver of any such right, power, privilege or remedy or of any default in respect of such Senior Indebtedness or these subordination provisions or any receipt by the holder of any Senior Indebtedness of any security, or any failure by such holder to perfect a security interest in, or any release by such holder of, any security for the payment of such Senior Indebtedness; or

               (v) any merger or consolidation of the Borrower or any of its subsidiaries into or with any other person, or any sale, lease or transfer of any or all of the assets of the Borrower or any of its subsidiaries to any other person; or

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

               (vi) any absence of any notice to, or knowledge by, the Holder of any claim hereunder of the existence or occurrence of any of the matters or events set forth in the foregoing clauses (i) through (v).

          (e) To the extent permitted by applicable law, the Holder unconditionally waives (i) notice of any of the matters referred to in Section 7(d); (ii) all notices which may be required, whether by statute, rule of law or otherwise, to preserve intact any rights of any holder of any Senior Indebtedness, including, without limitation, any demand, presentment and protest, proof of notice of nonpayment under any Senior Indebtedness, and notice of any failure on the part of the Borrower to perform and comply with any covenant, agreement, term or condition of any Senior Indebtedness; (iii) any right to the enforcement, assertion or exercise by any holder of any Senior Indebtedness of any right, power, privilege or remedy conferred in such Senior Indebtedness or otherwise; (iv) any requirements of diligence on the part of any holder of any of the Senior Indebtedness; (v) any requirement on the part of the holder of any Senior Indebtedness to mitigate damages resulting from any default under such Senior Indebtedness; and (vi) any notice of any sale, transfer or other disposition of any Senior Indebtedness by any holder thereof.

          (f) The obligations of the Holder under these subordination provisions shall continue to be effective, or be reinstated, as the case may be, if at any time any payment in respect of any Senior Indebtedness, or any other payment to any holder of any Senior Indebtedness in its capacity as such, is rescinded or must otherwise be restored or returned by the holder of such Senior Indebtedness upon the occurrence of any proceeding referred to in paragraph 7(a)
(A) or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its property or otherwise, all as though such payment had not been made.

          (g) Notwithstanding anything to the contrary herein, the Borrower shall not, as long as any Senior Indebtedness remains outstanding or any obligation to provide financial accommodations to the Borrower pursuant to the Credit Agreement remains outstanding, offer (and the Holder shall not at any such time accept) any pledge of collateral with respect to the obligations of the Borrower under this Note, provided that the foregoing shall not prevent any subsidiary of the Borrower from guaranteeing the obligations of the Borrower under this Note.

          (h) The provisions of this Section 7 are for the benefit of the holders from time to time of the Senior Indebtedness and, as long as any Senior Indebtedness or any obligations to provide financial accommodations to the Borrower pursuant to the Credit Agreement remains outstanding, may not be modified, rescinded or canceled in whole or in part without the prior written consent thereto of the holders of the Senior Indebtedness.

          (i) The Borrower and the Holder hereby expressly agree that the holders of the Senior Indebtedness may enforce any and all rights derived herein by suit, either in equity or law, for specific performance of any agreement contained in this Section 7 or for judgment at law and any other relief whatsoever appropriate to such action or procedure.

          (j) The Holder acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of Senior Indebtedness, and each holder of the Senior Indebtedness shall be deemed conclusively to have relied upon such subordination provisions in acquiring or continuing to hold such Senior Indebtedness.

          (k) The failure to make a payment on account of principal of or interest on or other amounts constituting Subordinated Indebtedness by reason of any provision of this Section 7 shall not be construed as preventing the occurrence of an Event of Default under Section 6.

     8.   Use of Proceeds.  The Borrower shall use the principal from this Note
          ---------------
(a) for the payment of fees and expenses in connection with the transactions contemplated under the Transaction Documents and (b) to fund the purchase price of the Acquisition under the Elekta Purchase Agreement.

     9.   Suits for Enforcement.
          ---------------------

          (a) Subject to Section 7, upon the occurrence of any one or more Events of Default, the Holder of this Note may proceed to protect and enforce its rights hereunder by suit in equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in the Purchase Agreement or this Note or in aid of the exercise of any power granted in the Purchase Agreement or this Note, or may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right of the Holders of this Note.

          (b) In case of any default under this Note, the Borrower will pay to the Holder such amounts as shall be sufficient to cover the reasonable costs and expenses of such Holder due to such default, as provided in Article 7 of the Purchase Agreement.

     10.  Remedies--Cumulative.  No remedy herein conferred upon the Holder is
          --------------------
intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

     11.  Remedies Not Waived.  No course of dealing between the Borrower and
          -------------------
the Holder or any delay on the part of the Holder in exercising any rights hereunder shall operate as a waiver of any right.

     12.  Transfer.
          --------

          (a) The term "Holder" as used herein shall also include any transferee of this Note whose name has been recorded by the Borrower in the Note Register. Each transferee of this Note acknowledges that this Note has not been registered under the Securities Act, and may be transferred only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act.

          (b) The Borrower shall maintain a register (the "Note Register") in its principal offices for the purpose of registering the Note and any transfer thereof, which register shall reflect and identify, at all times, the ownership of any interest in the Note. Upon the issuance of this Note, the Borrower shall record the name of the initial purchaser of this Note in the Note Register as the first Holder. Upon surrender for registration of transfer or exchange of this Note at the principal offices of the Borrower, the Borrower shall, at its expense, execute and deliver one or more new Notes of like tenor and of denominations of at least $500,000 (except as may be necessary to reflect any principal amount not evenly divisible by $500,000) of a like aggregate principal amount, registered in the name of the Holder or a transferee or transferees. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by written instrument of transfer duly executed by the Holder of such Note or such Holder's attorney duly authorized in writing.

     13.  Replacement of Note.  On receipt by the Borrower of an affidavit of an
          -------------------
authorized representative of the Holder stating the circumstances of the loss, theft, destruction or mutilation of this Note (and in the case of any such mutilation, on surrender and cancellation of such Note), the Borrower, at its expense, will promptly execute and deliver, in lieu thereof, a new Note of like tenor. If required by the Borrower, such Holder must provide an indemnity bond or other indemnity sufficient in the judgment of the Borrower to protect the Borrower from any loss which it may suffer if a lost, stolen or destroyed Note is replaced.

     14.  Covenants Bind Successors and Assigns.  All the covenants,
          -------------------------------------
stipulations, promises and agreements in this Note contained by or on behalf of the Borrower shall bind its successors and assigns, whether so expressed or not.

     15.  GOVERNING LAW.  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN
          -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE.

     16.  Headings.  The headings in this Note are for convenience of
          ---------
reference only and shall not limit or otherwise affect the meaning hereof.


                              NMT MEDICAL, INC.


                              By: /s/ Thomas M. Tully
                                 -------------------------
                              Name: Thomas M. Tully
                              Title: President

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